Exhibit 99.1

                  Certification of Principal Executive Officer

         The undersigned certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;and

         (2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.




Date: May 8, 2003              /s/
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                          Alan J. Hyatt, President,
                          Chief Executive Officer and Chairman of the Board (Principal Executive Officer)